Exhibit 99.1

New Relic Announces First Quarter Fiscal Year 2019 Results
First quarter revenue increased 35% year-over-year to $108.2 million
Quarterly GAAP operating loss of $(3.6) million; Non-GAAP operating income of $8.7 million
San Francisco – August 7, 2018 – New Relic, Inc. (NYSE: NEWR), provider of real-time insights for software-driven businesses, today announced financial results for the first quarter fiscal year 2019 ended June 30, 2018.

“The first quarter results are an outstanding start to our fiscal year as we delivered record top and bottom line results,” said Lew Cirne, CEO and founder, New Relic. “We are driving efficient growth by aligning our go-to-market efforts around three of the most pressing challenges facing enterprise IT today: migrating to the cloud, adopting DevOps, and delivering a compelling digital customer experience. We believe that the combination of our multi-tenant cloud platform and deep domain expertise uniquely serves a multi-billion dollar, high growth market for monitoring, managing, and operating digital systems. The outlook remains robust and I am pleased to raise our full year guidance ranges.”
First Quarter 2019 Financial Highlights*:

•	Revenue of $108.2 million, compared to $80.1 million for the first quarter of fiscal 2018.

•	GAAP loss from operations was $(3.6) million for the first quarter of fiscal 2019, compared to $(16.4) million for the first quarter of fiscal 2018.

•	Non-GAAP income from operations was $8.7 million for the first quarter of fiscal 2019, compared to a loss of $(5.4) million for the first quarter of fiscal 2018.

•	GAAP net loss per basic share was $(0.10) for the first quarter of fiscal 2019, compared to $(0.30) for the first quarter of fiscal 2018.

•	Non-GAAP net income per diluted share was $0.15 for the first quarter of fiscal 2019, compared to a loss of $(0.09) per basic share for the first quarter of fiscal 2018.

•	Cash, cash equivalents and short-term investments were $720.9 million at the end of the first quarter of fiscal 2019, compared with $247.9 million at the end of the fourth quarter of fiscal 2018.
* New Relic adopted Accounting Standards Codification (ASC) 606 “Revenue from Contracts with Customers” (ASC 606) using the modified retrospective transition method on April 1, 2018. Unless otherwise stated, the financial metrics for the first quarter of fiscal year 2019 provided in this release include the impact of the adoption of this new revenue standard, which replaced ASC 605, “Revenue Recognition” (ASC 605). The financial metrics for reporting periods prior to fiscal year 2019 are presented as previously disclosed in conformity with ASC 605. A reconciliation between our performance with respect to certain financial metrics under ASC 606 to ASC 605 has been included in the appendix to this release.
First Quarter & Recent Business Highlights:

•	$100K+ Paid Business Accounts as of June 30, 2018 of 748, compared to 555 as of June 30, 2017.

•	55% of ARR from Enterprise Paid Business Accounts as of June 30, 2018, compared to 49% as of June 30, 2017.

•	Dollar-Based Net Expansion Rate for the first quarter of fiscal 2019 of 118%, compared to 113% as of the first quarter of fiscal 2018.

•	Opened a new European Headquarters [https://ir.newrelic.com/press-releases/Press-Release-Details/2018/New-Relic-Supports-Global-Growth-With-New-Europe-Headquarters-in-Dublin/] in Dublin

•
Added Hope Cochran, [https://newrelic.com/press-release/20180502] former Chief Financial Officer of King Digital Entertainment and Clearwire Corporation, to the Board of Directors, effective May 1, 2018.

Exhibit 99.1

•
Issued approximately $500 million in 0.50% Convertible Senior Notes [https://ir.newrelic.com/press-releases/Press-Release-Details/2018/New-Relic-Announces-Pricing-of-435-Million-Convertible-Senior-Notes-Offering/] due 2023, a portion of the proceeds of which was used to enter into capped call transactions to potentially offset dilution upon conversion or any cash payments New Relic may make or any shares we may issue.

•
Delivered product updates to help our customers adopt modern software architectures, including deep support for Kubernetes and Distributed Tracing [https://ir.newrelic.com/press-releases/Press-Release-Details/2018/New-Relic-Delivers-Distributed-Tracing/].

Outlook:

New Relic has not reconciled its expectations as to non-GAAP income from operations or non-GAAP net income per diluted share to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation, lawsuit litigation expenses and employer payroll taxes on equity incentive plans. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to New Relic’s results computed in accordance with GAAP.

•	Second Quarter Fiscal 2019 Outlook:

•	Revenue between $110.5 million and $112.5 million, representing year-over-year growth of between 30% and 33%, respectively.

•	Non-GAAP income from operations of between $4.5 million and $5.5 million.

•	Non-GAAP net income per diluted share between $0.11 and $0.12.

•	Full Year Fiscal 2019 Outlook:

•
Revenue between $457.5 million and $462.5 million, representing year-over-year growth of between 29% and 30%, and an increase from prior guidance of between $452.0 million and $458.0 million that was issued on May 8, 2018.

•	Non-GAAP income from operations of between $18.0 million and $22.0 million, an improvement from prior guidance of between $15.0 million and $20.0 million that was issued on May 8, 2018.

•	Non-GAAP net income per diluted share between $0.39 and $0.46, an improvement from prior guidance of between $0.29 and $0.37 that was issued on May 8, 2018.
Conference Call Details:

•	What: New Relic financial results for the first quarter fiscal year 2019 and outlook for the second quarter and the full year of fiscal 2019

•	When: August 7, 2018 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time)

•
Dial in: To access the call in the U.S., please dial (833) 241-7256, and for international callers, please dial (647) 689-4220. Callers may provide confirmation number 2095275 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://ir.newrelic.com (live and replay)

•
Replay: Following the completion of the call through 11:59 PM Eastern Time on August 14, 2018, a telephone replay will be available by dialing (800) 585-8367 from the United States or (416) 621-4642 internationally with conference ID 2095275.

About New Relic
New Relic provides the real-time insights that software-driven businesses need to innovate faster. New Relic’s cloud platform makes every aspect of modern software and infrastructure observable, so companies can find and fix problems faster, build high-performing DevOps teams, and speed up transformation projects. Learn why more than 50% of the Fortune 100 trust New Relic at newrelic.com.

Exhibit 99.1

Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding New Relic’s future financial performance, including its outlook on financial results for the second quarter of fiscal 2019 and for the full year of fiscal 2019, such as revenue, non-GAAP income (loss) from operations and non-GAAP net income (loss) per basic and diluted share, free cash flow, non-GAAP operating income, gross margins, deferred revenue, physical capital expenditures, capitalized software, and cash from operations, its outlook on fiscal 2019 capital expenditures, operating margin and gross margin, New Relic’s ability to maintain non-GAAP profitability, market trends and opportunity, including the size and growth of the overall market for monitoring, managing, and operating digital systems, continued heavy investment towards potential future growth opportunity, the market opportunity for New Relic APM and New Relic Infrastructure and the ability of New Relic Infrastructure to become a new landing point in accounts, the growth of the platform or any individual product, the timing and benefits from additional integrations with respect to the leading cloud platforms, New Relic’s customer adoption, momentum, competitive advantages, and value proposition to its customers, New Relic’s ability to scale to meet the needs of any enterprise, the pace of hiring activity and seasonality. These forward-looking statements are based on New Relic’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause New Relic’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, New Relic’s ability to generate sufficient revenue to achieve and sustain profitability, particularly in light of its significant ongoing expenses; New Relic’s short operating history in an evolving industry; New Relic’s ability to manage its significant recent growth; fluctuation of New Relic’s quarterly results; the development of the overall market for SaaS business software; the dependence of New Relic’s business on its customers purchasing additional subscriptions and products from it and renewing their subscriptions; New Relic’s ability to develop enhancements to its products, increase adoption and usage of its products and introduce new products that achieve market acceptance; New Relic’s ability to determine optimal prices for its products; New Relic’s ability to expand its marketing and sales capabilities and increase sales of its solutions to large enterprises while mitigating the risks associated with serving such customers; privacy concerns, which could result in additional cost and liability to New Relic or inhibit sales; New Relic’s ability to effectively compete in the intensely competitive market for application performance monitoring solutions and respond effectively to rapidly changing technology, evolving industry standards and changing customer needs, requirements or preferences; New Relic’s dependence on lead generation strategies to drive sales and revenue; interruptions or performance problems associated with New Relic’s technology and infrastructure; defects or disruptions in New Relic’s products; the expense and complexity of New Relic’s ongoing and planned investments in data center hosting facilities; risks associated with international operations; New Relic’s ability to protect its intellectual property rights; and other “Risk Factors” set forth in New Relic’s most recent filings with the Securities and Exchange Commission (the “SEC”).
Further information on these and other factors that could affect New Relic’s financial results and the forward-looking statements in this press release is included in the filings New Relic makes with the SEC from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the Annual Report on Form 10-K for the fiscal year ended March 31, 2018. Copies of these documents may be obtained by visiting New Relic’s Investor Relations website at http://ir.newrelic.com or the SEC’s website at www.sec.gov. New Relic assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Exhibit 99.1

Non-GAAP Financial Measures
New Relic discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating margin, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP net income (loss) per share and free cash flow. New Relic uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate New Relic’s financial performance. In addition, New Relic’s bonus plan for eligible employees and executives is based in part on non-GAAP income (loss) from operations. New Relic believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. New Relic’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on New Relic’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
New Relic defines non-GAAP gross profit, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP operating income (loss) and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense, (2) amortization of stock-based compensation capitalized in software development costs, (3) the amortization of purchased intangibles, (4) the transaction costs related to acquisition, (5) lawsuit litigation expense, (6) employer payroll tax expense on equity incentive plans, and (7) amortization of debt discount and issuance costs. Non-GAAP net income (loss) per basic and diluted share is calculated as non-GAAP net income (loss) divided by weighted average shares used to compute net income (loss) per share attributable to common stockholders, with the number of weighted average shares decreased to reflect the anti-dilutive impact of the capped call transactions entered into in connection with the 0.50% Convertible Senior Notes due 2023 issued in May 2018. New Relic defines free cash flow as GAAP cash from operations, minus capital expenditures, minus capitalized software. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
Management believes these non-GAAP financial measures are useful to investors and others in assessing New Relic’s operating performance due to the following factors:
Stock-based compensation and amortization of stock-based compensation capitalized in software development costs. New Relic utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Amortization of purchased intangibles and transaction costs related to acquisition. New Relic views amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period. Similarly, New Relic views acquisition related expenses as events that are not necessarily reflective of operational performance during a period.

Exhibit 99.1

Lawsuit litigation expense. New Relic may from time to time incur charges or benefits that are outside of the ordinary course of New Relic’s business related to litigation. New Relic believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of New Relic’s business and because of the singular nature of the claims underlying the matter.
Employer payroll tax expense on equity incentive plans. New Relic excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of New Relic’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of New Relic’s business.
Amortization of debt discount and issuance costs. In May 2018, New Relic issued approximately $500 million of convertible senior notes due in 2023, which bear interest at an annual fixed rate of 0.50%. The imputed interest rate of the convertible senior notes was approximately 5.74%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.
Anti-dilutive impact of capped call transactions. In connection with the issuance of its convertible senior notes due in 2023, New Relic entered into capped call transactions to offset potential dilution from the embedded conversion feature in the notes. Although New Relic cannot reflect the anti-dilutive impact of the capped call transactions under GAAP, New Relic does reflect the anti-dilutive impact of the capped call transactions in non-GAAP net income (loss) per basic and diluted share to provide investors with useful information in evaluating the financial performance of the company on a per share basis.
Additionally, New Relic’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.
Operating Metrics
New Relic’s dollar-based net expansion rate compares its recurring subscription revenue from customers from one period to the next. It is increased when customers increase their use of New Relic’s products, use additional products, or upgrade to a higher subscription tier. New Relic’s dollar-based net expansion rate is reduced when customers decrease their use of New Relic’s products, use fewer products, or downgrade to a lower subscription tier.
New Relic’s monthly recurring revenue represents the revenue that New Relic would contractually expect to receive from those customers over the following month, without any increase or reduction in any of their subscriptions. Similarly, annual recurring revenue represents the revenue that New Relic would contractually expect to receive from those customers over the following 12-month period, without any increase or reduction in any of their subscriptions.
New Relic defines the number of paid business accounts at the end of any particular period as the number of accounts at the end of the period as identified by a unique account identifier for which New Relic has recognized revenue on the last day of the period indicated. New Relic defines an enterprise paid business account as a paid business account that New Relic measures to have over 1,000 employees.
New Relic is a registered trademark of New Relic, Inc.
All product and company names herein may be trademarks of their registered owners.

Exhibit 99.1

Investor Contact
Jonathan Parker
New Relic, Inc.
503-336-9280
IR@newrelic.com
Media Contact
Andrew Schmitt
New Relic, Inc.
415-869-7109
pr@newrelic.com

Exhibit 99.1

Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended June 30,
	2018	2017
Revenue	$108,221	$80,098
Cost of revenue	17,050	14,977
Gross profit	91,171	65,121
Operating expenses:
Research and development	22,603	18,266
Sales and marketing	57,488	49,361
General and administrative	14,711	13,942
Total operating expenses	94,802	81,569
Loss from operations	(3,631)	(16,448)
Other income (expense):
Interest income	1,845	457
Interest expense	(2,666)	(22)
Other income (expense), net	(842)	314
Loss before income taxes	(5,294)	(15,699)
Income tax provision	321	235
Net loss	$(5,615)	$(15,934)
Net loss per share, basic and diluted	$(0.10)	$(0.30)
Weighted-average shares used to compute net loss per share, basic and diluted	56,183	53,697

Exhibit 99.1

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	June 30, 2018	March 31, 2018
Assets
Current assets:
Cash and cash equivalents	$554,875	$132,479
Short-term investments	166,061	115,441
Accounts receivable, net of allowance for doubtful accounts of $1,597 and $1,728, respectively	59,366	99,488
Prepaid expenses and other current assets	14,773	15,591
Deferred contract acquisition costs	21,498	—
Total current assets	816,573	362,999
Property and equipment, net	54,932	53,899
Restricted cash	8,202	8,202
Goodwill	11,828	11,828
Intangible assets, net	1,115	1,312
Deferred contract acquisition costs, non-current	20,775	—
Other assets	5,065	5,086
Total assets	$918,490	$443,326
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,304	$2,985
Accrued compensation and benefits	17,816	17,414
Other current liabilities	8,843	8,619
Deferred revenue	182,008	189,633
Total current liabilities	212,971	218,651
Convertible senior notes, net	390,873	—
Deferred rent, non-current	8,687	8,147
Deferred revenue, non-current	878	649
Other liabilities, non-current	733	775
Total liabilities	614,142	228,222
Stockholders’ equity:
Common stock, $0.001 par value	57	56
Treasury stock - at cost (260 shares)	(263)	(263)
Additional paid-in capital	575,110	521,119
Accumulated other comprehensive loss	(270)	(324)
Accumulated deficit	(270,286)	(305,484)
Total stockholders’ equity	304,348	215,104
Total liabilities and stockholders’ equity	$918,490	$443,326

Exhibit 99.1

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net loss:	$(5,615)	$(15,934)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,201	5,732
Stock-based compensation expense	11,027	9,623
Amortization of debt discount and issuance costs	2,340	—
Other	842	180
Changes in operating assets and liabilities:
Accounts receivable	40,123	22,862
Prepaid expenses and other assets	933	(4,643)
Deferred contract acquisition costs	(7,444)	—
Accounts payable	1,116	656
Accrued compensation and benefits and other liabilities	1,506	177
Deferred revenue	(7,157)	(757)
Deferred rent	512	(215)
Net cash provided by operating activities	50,384	17,681
Cash flows from investing activities:
Purchases of property and equipment	(7,040)	(7,414)
Purchases of short-term investments	(76,179)	(28,959)
Proceeds from sale and maturity of short-term investments	25,800	24,954
Capitalized software development costs	(1,850)	(732)
Net cash used in investing activities	(59,269)	(12,151)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs paid of $11,582	488,669	—
Purchase of capped call related to convertible senior notes	(63,182)	—
Proceeds from exercise of employee stock options	5,794	11,372
Net cash provided by financing activities	431,281	11,372
Net increase in cash, cash equivalents and restricted cash	422,396	16,902
Cash, cash equivalents and restricted cash at beginning of period	140,681	96,420
Cash, cash equivalents and restricted cash at end of period	$563,077	$113,322

Exhibit 99.1

Reconciliation of ASC 605 to ASC 606 Statements of Operations- GAAP
(In thousands, except per share data; unaudited)

	Three Months Ended June 30,
	2018
	ASC 605	Adjustments	ASC 606
Revenue	$108,253	$(32)	$108,221
Cost of revenue	17,050	—	17,050
Gross profit	91,203	(32)	91,171
Operating expenses:
Research and development	22,603	—	22,603
Sales and marketing	59,197	(1,709)	57,488
General and administrative	14,711	—	14,711
Total operating expenses	96,511	(1,709)	94,802
Loss from operations	(5,308)	1,677	(3,631)
Other income (expense):
Interest income	1,845	—	1,845
Interest expense	(2,666)	—	(2,666)
Other income (expense), net	(842)	—	(842)
Loss before income taxes	(6,971)	1,677	(5,294)
Income tax provision	321	—	321
Net loss	$(7,292)	$1,677	$(5,615)
Net loss per share, basic and diluted	$(0.13)	$0.03	$(0.10)
Weighted-average shares used to compute net loss per share, basic and diluted	56,183		56,183

Exhibit 99.1

Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended June 30,
	2018			2017
	As Reported (ASC 606)	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Reconciliation of gross profit and gross margin:
GAAP gross profit	$91,171	$32	$91,203	$65,121
Plus: Stock-based compensation	693	—	693	526
Plus: Amortization of purchased intangibles	197	—	197	397
Plus: Amortization of stock-based compensation capitalized in software development costs	189	—	189	236
Plus: Employer payroll tax on employee equity incentive plans	97	—	97	46
Non-GAAP gross profit	$92,347	$32	$92,379	$66,326
GAAP gross margin	84%	—%	84%	81%
Non-GAAP adjustments	1%	—%	1%	2%
Non-GAAP gross margin	85%	—%	85%	83%
Reconciliation of operating expenses:
GAAP research and development	$22,603	$—	$22,603	$18,266
Less: Stock-based compensation	(3,263)	—	(3,263)	(2,836)
Less: Employer payroll tax on employee equity incentive plans	(348)	—	(348)	(262)
Non-GAAP research and development	$18,992	$—	$18,992	$15,168
GAAP sales and marketing	$57,488	$1,709	$59,197	$49,361
Less: Stock-based compensation	(4,790)	—	(4,790)	(4,306)
Less: Employer payroll tax on employee equity incentive plans	(352)	—	(352)	(376)
Non-GAAP sales and marketing	$52,346	$1,709	$54,055	$44,679
GAAP general and administrative	$14,711	$—	$14,711	$13,942
Less: Stock-based compensation	(2,281)	—	(2,281)	(1,955)
Less: Employer payroll tax on employee equity incentive plans	(138)	—	(138)	(73)
Non-GAAP general and administrative	$12,292	$—	$12,292	$11,914
Reconciliation of income (loss) from operations and operating margin:
GAAP loss from operations	$(3,631)	$(1,677)	$(5,308)	$(16,448)
Plus: Stock-based compensation	11,027	—	11,027	9,623
Plus: Amortization of purchased intangibles	197	—	197	397
Plus: Amortization of stock-based compensation capitalized in software development costs	189	—	189	236
Plus: Employer payroll tax on employee equity incentive plans	935	—	935	757
Non-GAAP income (loss) from operations	$8,717	$(1,677)	$7,040	$(5,435)
GAAP operating margin	(3%)	—%	(5%)	(21%)
Non-GAAP adjustments	11%	—%	11%	14%
Non-GAAP operating margin	8%	—%	6%	(7%)
Reconciliation of net income (loss):
GAAP net loss	$(5,615)	$(1,677)	$(7,292)	$(15,934)
Plus: Stock-based compensation	11,027	—	11,027	9,623
Plus: Amortization of purchased intangibles	197	—	197	397
Plus: Amortization of stock-based compensation capitalized in software development costs	189	—	189	236
Plus: Employer payroll tax on employee equity incentive plans	935	—	935	757

Exhibit 99.1

Plus: Amortization of debt discount and issuance costs	2,340	—	2,340	—
Non-GAAP net income (loss)	$9,073	$(1,677)	$7,396	$(4,921)
Non-GAAP net income (loss) per share:
Basic	$0.16	$(0.03)	$0.13	$(0.09)
Diluted	$0.15	$(0.03)	$0.12	$(0.09)
Shares used in non-GAAP per share calculations:
Basic	56,183		56,183	53,697
Diluted	59,448		59,448	53,697

Exhibit 99.1

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flows
(In thousands; unaudited)

	Three Months Ended June 30,
	2018	2017
Net cash provided by operating activities	$50,384	$17,681
Capital expenditures	(7,040)	(7,414)
Capitalized software development costs	(1,850)	(732)
Free cash flows (Non-GAAP)	$41,494	$9,535
Net cash provided by (used in) investing activities	$(59,269)	$(12,151)
Net cash provided by financing activities	$431,281	$11,372